Exhibit 3.8

STATE OF ALABAMA

FOR-PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

THIS FORM MAY BE USED TO:

•
CHANGE THE CORPORATE TITLE
•
CHANGE THE PERIOD OF DURATION
•
CHANGE, ENLARGE OR DIMINISH CORPORATE PURPOSES
•
INCREASE OR DECREASE AUTHORIZED CAPITAL STOCK
•
EXCHANGE, CLASSIFY, RECLASSIFY OR CANCEL SHARES OF STOCK

INSTRUCTIONS

STEP 1:	IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	FILE THE ORIGINAL AND ONE COPY IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $20.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I	The name of the corporation Bayside Alabama Healthcare Associates, Inc.

Article II	The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act. Bayside Alabama Healthcare Second, Inc.

Article III	The amendment was adopted by the shareholders or directors in the manner prescribed by law on March 7, 2000.
Article IV
The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100. (If the shares of any class are entitled to vote thereon as a class; the designation and number of outstanding shares entitled to vote thereon of each such class.)

Answer V	The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 100. (If no shares have been issued write a statement to that effect.)
Date:	March 13, 2000	/s/ LAURENCE D. RICH, Vice President

Type or Print Corporate Officer's Name and Title

        The foregoing document was prepared by:

Name of Individual:	Dykema Gossett 1577 N. Woodward Av.	/s/ Signature of Officer

Address of Individual:	Suite 300
Bloomfield Hills, Michigan 48304-2820

STATE OF ALABAMA

  I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Bayside Alabama Healthcare Second, Inc.

This domestic corporation name is proposed to be incorporated in Montgomery County and is for the exclusive use of Ethleen Bazzell, PO Box 2069, Birmingham, AL 36102-2069 for a period of one hundred twenty days beginning March 16, 2000 and expiring July 15, 2000.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
[ALABAMA GREAT SEAL]	March 16, 2000

Date
/s/ JIM BENNETT

	Jim Bennett	Secretary of State

ARTICLES OF INCORPORATION
OF
BAYSIDE ALABAMA HEALTHCARE ASSOCIATES, INC.

To the Probate Judge
County of Montgomery
State of Alabama

        The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Alabama Business Corporation Act.

        FIRST: The corporate name for the corporation (hereinafter called the "corporation") is Bayside Alabama Healthcare Associates, Inc.

        SECOND: The number of shares the corporation is authorized to issue is 1,000, all of which are of a par value of one dollar each, are of the same class, and are common shares.

        THIRD: The street address of the initial registered office of the corporation in the State of Alabama is c/o CSC-Lawyers Incorporating Service Incorporated, 57 Adams Avenue, Montgomery, Alabama 36104-4045. The county in which the said registered office is located is the County of Montgomery. The name of the initial registered agent of the corporation at the said registered office is CSC-Lawyers Incorporating Service Incorporated.

        FOURTH: The name and address of the incorporator is Stuart D. Logan, Esq., Dykema Gossett PLLC, 1577 N. Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820.

        FIFTH: The individual who is to serve as the sole initial director of the corporation is Essel W. Bailey, Jr.. Mr. Bailey's address is 900 Victor's Way, Suite 350, Ann Arbor, Michigan 48108.

        SIXTH: The purposes for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

        SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Alabama Business Corporation Act, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Alabama Business Corporation Act, as the same may be amended and supplemented.

        NINTH: Subject to the limitations of the Constitution of the State of Alabama, as the same may be amended and supplemented, whenever any provision of the Alabama Business Corporation Act, as the same may be amended and supplemented, shall otherwise require for the taking of any shareholders' action the affirmative vote of at least a two-thirds proportion of the votes entitled to be cast by any voting group of shareholders, the affirmative vote of a majority of the votes entitled to be cast by that voting group shall be sufficient for the taking of that action.

        TENTH: The duration of the corporation shall be perpetual.

Signed on this 23rd day of February, 2000.

/s/ STUART D. LOGAN Stuart D. Logan, Incorporator
The foregoing Articles of Incorporation of was prepared by
Name of Individual:	Stuart D. Logan, Esq.
Address of Individual:	Dykema Gossett PLLC 1577 N. Woodward Avenue, Suite 300 Bloomfield Hills, Michigan 48304-2820